EXHIBIT 10.8
February 2, 2006
General Finance Corporation
206 S. Los Robles, Suite 217
Pasadena, CA 91101
Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020
Wedbush Morgan Securities
275 Madison Avenue, Suite 1203
New York, New York 10016
     Re:      Initial Public Offering
Gentlemen:
     Reference is made to that certain letter dated as of November 15, 2005 (the “Original Letter Agreement”) whereby the undersigned officer and/or director of General Finance Corporation (the “Company”) made certain representations to and agreements with Morgan Joseph & Co. Inc. (“Morgan Joseph”) and Wedbush Morgan Securities (“Wedbush Morgan”) in connection with the initial public offering of the securities of the Company (“IPO”). By this letter agreement (the “Supplemental Agreement”), the undersigned hereby agrees to the following:
1.	The undersigned shall not exercise his/her conversion rights set forth in the Company’s Certificate of Incorporation, as amended, with respect to any securities issued in the IPO, whether the undersigned purchases such securities in the IPO or thereafter.
2.	Capitalized terms used in this letter shall have the meanings ascribed to them in the Original Letter Agreement.
3.	Except as specifically set forth in this Supplemental Agreement, the Original Letter Agreement remains in full force and effect.